HENRY SCHEIN
                                  NEWS RELEASE
        Henry Schein, Inc. - 135 Duryea Road - Melville, New York 11747


FOR IMMEDIATE RELEASE


                  HENRY SCHEIN REPORTS FIRST QUARTER RESULTS
             EPS from continuing operations increases 14% to $0.64,
                        excluding restructuring costs
                        Company affirms 2009 guidance


MELVILLE, N.Y. - May 4, 2009 - Henry Schein, Inc. (NASDAQ: HSIC), the largest provider of healthcare products and services to office-based practitioners, today reported financial results for the quarter ended March 28, 2009.
         Net sales for the first quarter of 2009 were $1.5 billion, a decrease of 2.2% compared with the first quarter of 2008. This consists of 5.5% growth in local currencies offset by a 7.7% decline related to foreign currency exchange (see Exhibit A for details of sales growth).
         Income from continuing operations attributable to Henry Schein, Inc. for the first quarter of 2009 was $54.9 million, or $0.61 per diluted share. These results include restructuring costs of $4.0 million (or $0.03 per diluted share, after-tax) related to the completion of the expense reduction program announced in November 2008. Excluding the impact of these restructuring costs, income from continuing operations attributable to Henry Schein, Inc. for the quarter was $57.6 million, or $0.64 per diluted share, an increase of 11.9% and 14.3%, respectively, compared with the first quarter of 2008 (see Exhibit B for reconciliation of GAAP net income and EPS to non-GAAP adjusted net income and
EPS).
         Income from continuing operations for the first quarter of 2008 has been restated for the adoption of FASB Staff Position APB 14-1, which requires the recognition of non-cash interest expense related to convertible debt. The impact of this adoption decreased first quarter 2008 diluted EPS by approximately $0.01.
         "With market conditions largely as we expected during the quarter, we remain committed to managing expenses and delivering growth in diluted EPS from continuing operations," said Stanley M. Bergman, Chairman and Chief Executive Officer of Henry Schein. "Our operating margin excluding restructuring costs once again expanded, up 77 basis points for the quarter to 6.4%. This is primarily a reflection of effective expense management. We continue to have a very strong balance sheet with $308 million in cash at quarter-end, and access to capital at favorable terms."




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         Dental Group sales of $597 million declined 2.4%, consisting of a 0.4%
decline in local currencies and a 2.0% decline related to foreign currency exchange. The 0.4% decline in local currencies consists of 1.0% growth in Dental consumable merchandise sales and a 5.1% decline in Dental equipment sales and service revenues.
         Medical Group sales of $327 million declined 1.2%, and were negatively impacted by higher sales of private label products, increased sales of generic pharmaceuticals, and manufacturer shortages of certain vaccines.
         International Group sales of $524 million declined 3.0%, consisting of 16.2% growth in local currencies and a 19.2% decline related to foreign currency exchange.
         "International internal sales growth in local currencies was nearly 6%, reflecting particular strength in Australia and New Zealand, as well as with our European veterinary business," added Mr. Bergman. "We were encouraged by the excellent attendance at the biennial International Dental Show held late in the quarter in Cologne, Germany, which is one of the largest and most important gatherings of dentists from across Europe. Our booth was busy, and equipment orders exceeded those received at the 2007 show."
         Technology and Value-Added Services Group sales of $40 million increased 3.9% during the quarter, consisting of 8.8% growth in local currencies and a 4.9% decline related to foreign currency exchange.
         "Our electronic services business was particularly strong during the quarter, up more than 20%, while financial services revenue reflects 3.5% growth in equipment and practice financing," stated Mr. Bergman.

Restructuring Costs
         The Company recorded $4.0 million of costs in the first quarter of 2009 for restructuring actions taken to complete the expense reduction program initiated in the fourth quarter of 2008. The program, which resulted in the elimination of approximately 400 positions and the closure of several smaller facilities, is now complete and is expected to provide approximately $24 to $27 million in annual pretax cost savings.

2009 EPS Guidance
         Henry Schein today affirmed 2009 financial guidance, as follows:

     o 2009 diluted EPS attributable to Henry Schein, Inc. is expected to be $3.11 to $3.26, representing growth of 7% to 12% compared with restated 2008 results of $2.92, excluding charges related to the Lehman Brothers bankruptcy as well as restructuring costs. The 2009




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         guidance also excludes the effects of restructuring costs.

     o Guidance for 2009 diluted EPS attributable to Henry Schein, Inc. is for current continuing operations including completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any.

First Quarter Conference Call Webcast
         The Company will hold a conference call to discuss first quarter financial results today, beginning at 10:00 a.m. Eastern time. Individual investors are invited to listen to the conference call over the Internet through Henry Schein's Web site at www.henryschein.com. In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein
         Henry Schein, a Fortune 500(R) company and a member of the NASDAQ 100(R) Index, is recognized for its excellent customer service and highly competitive prices. The Company's four business groups - Dental, Medical, International and Technology - serve more than 575,000 customers worldwide, including dental practitioners and laboratories, physician practices and animal health clinics, as well as government and other institutions.
         The Company operates through a centralized and automated distribution network, which provides customers in more than 200 countries with a comprehensive selection of more than 90,000 national and Henry Schein private-brand products in stock, as well as more than 100,000 additional products available as special-order items.
         Henry Schein also offers a wide range of innovative value-added practice solutions for healthcare professionals, such as ArubA(R), the Company's electronic catalog and ordering system. Its leading practice-management software solutions have an active user base of more than 60,000 practices, including DENTRIX(R), Easy Dental(R), Oasis(R) and EXACT(R) for dental practices, MicroMD(R) for physician practices, and AVImark(R) for animal health clinics.
         Headquartered in Melville, N.Y., Henry Schein employs over 12,500 people and has operations or affiliates in 23 countries. The Company's net sales reached a record $6.4 billion in 2008. For more information, visit the Henry Schein Web site at www.henryschein.com.





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     In accordance with the "Safe Harbor" provisions of the Private Securities
Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein. All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms. A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.
     Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: decreased customer demand and changes in vendor credit terms; disruptions in financial markets; general economic conditions; competitive factors; changes in the healthcare industry; changes in regulatory requirements that affect us; risks associated with our international operations; fluctuations in quarterly earnings; our dependence on third parties for the manufacture and supply of our products; transitional challenges associated with acquisitions, including the failure to achieve anticipated synergies; financial risks associated with acquisitions; regulatory and litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; our dependence upon sales personnel and key customers; our dependence on our senior management; possible increases in the cost of shipping our products or other service issues with our third-party shippers; risks from rapid technological change; risks from potential increases in variable interest rates; possible volatility of the market price of our common stock; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation that affect us. The order in which these factors appear should not be construed to indicate their relative importance or priority.
     We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict. Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. We undertake no duty and have no obligation to update forward-looking statements.



                               (TABLES TO FOLLOW)


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


                                  HENRY SCHEIN, INC.
                           CONSOLIDATED STATEMENTS OF INCOME
                         (in thousands, except per share data)
                                     (unaudited)


                                                                       Three Months Ended
                                                                 ------------------------------
                                                                    March 28,       March 29,
                                                                      2009            2008
                                                                 --------------  --------------

Net sales ...................................................... $    1,488,605  $    1,521,777
Cost of sales ..................................................      1,047,595       1,071,146
                                                                 --------------  --------------
       Gross profit ............................................        441,010         450,631

Operating expenses:
    Selling, general and administrative ........................        346,080         365,356
    Restructuring costs ........................................          4,043             --
                                                                 --------------  --------------
       Operating income ........................................         90,887          85,275
Other income (expense):
    Interest income ............................................          2,801           3,983
    Interest expense ...........................................         (6,814)         (8,167)
    Other, net .................................................            (17)           (383)
                                                                 --------------  --------------
       Income from continuing operations before
        taxes, noncontrolling interest and equity in
        earnings of affiliates .................................         86,857          80,708
Income taxes ...................................................        (28,922)        (27,446)
Equity in earnings of affiliates ...............................          1,365           1,510
                                                                 --------------  --------------
Income from continuing operations ..............................         59,300          54,772
    Loss from discontinued operations, net of tax ..............            --              (82)
                                                                 --------------  --------------
Net income .....................................................         59,300          54,690
    Less: Net income attributable to noncontrolling interests ..         (4,449)         (3,250)
                                                                 --------------  --------------
Net income attributable to Henry Schein, Inc. .................. $       54,851  $       51,440
                                                                 ==============  ==============

Amounts attributable to Henry Schein, Inc.:
  Income from continuing operations ............................ $       54,851  $       51,522
  Loss from discontinued operations, net of tax ................            --              (82)
                                                                 --------------  --------------
  Net income ................................................... $       54,851  $       51,440
                                                                 ==============  ==============

Earnings per share attributable to Henry Schein, Inc.:

    From continuing operations:
     Basic ..................................................... $         0.62  $         0.58
                                                                 ==============  ==============
     Diluted ................................................... $         0.61  $         0.56
                                                                 ==============  ==============

    From discontinued operations:
     Basic ..................................................... $         0.00  $         0.00
                                                                 ==============  ==============
     Diluted ................................................... $         0.00  $         0.00
                                                                 ==============  ==============

    From net income:
     Basic ..................................................... $         0.62  $         0.58
                                                                 ==============  ==============
     Diluted ................................................... $         0.61  $         0.56
                                                                 ==============  ==============


Weighted-average common shares outstanding:
    Basic ......................................................         88,731          89,223
                                                                 ==============  ==============
    Diluted ....................................................         89,589          92,259
                                                                 ==============  ==============

Note: The above prior period amounts have been restated to reflect the effects of discontinued operations, the adoption of FASB Staff Position APB 14-1 related to convertible debt and FAS 160 related to the presentation of noncontrolling interests.

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

                                                HENRY SCHEIN, INC.
                                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands, except share and per share data)


                                                                                         March 28,        December 27,
                                                                                           2009               2008
                                                                                       -------------     -------------
                                                                                        (unaudited)

ASSETS
Current assets:
    Cash and cash equivalents ..................................................       $     308,156     $     369,570
    Accounts receivable, net of reserves of $43,966 and $42,855 ................             677,193           734,027
    Inventories, net ...........................................................             740,947           731,654
    Deferred income taxes ......................................................              37,386            36,974
    Prepaid expenses and other .................................................             176,634           193,841
                                                                                       -------------     -------------
            Total current assets ...............................................           1,940,316         2,066,066
Property and equipment, net ....................................................             242,175           247,835
Goodwill .......................................................................             899,884           922,952
Other intangibles, net .........................................................             203,163           214,093
Investments and other ..........................................................             147,006           148,264
                                                                                       -------------     -------------
            Total assets .......................................................       $   3,432,544     $   3,599,210
                                                                                       =============     =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable ...........................................................       $     426,066     $     554,773
    Bank credit lines ..........................................................               1,911             4,936
    Current maturities of long-term debt .......................................             155,044           156,405
    Accrued expenses:
       Payroll and related .....................................................             106,768           135,523
       Taxes ...................................................................              84,304            69,792
       Other ...................................................................             237,792           262,236
                                                                                       -------------     -------------
            Total current liabilities ..........................................           1,011,885         1,183,665
Long-term debt .................................................................             256,333           256,648
Deferred income taxes ..........................................................              86,135            95,399
Other liabilities ..............................................................              56,131            58,109

Commitments and contingencies

Stockholders' equity:
   Preferred stock, $.01 par value, 1,000,000 shares authorized,
       none outstanding ........................................................                 --                --
   Common stock, $.01 par value, 240,000,000 shares authorized,
       90,150,568 outstanding on March 28, 2009 and
       89,351,849 outstanding on December 27, 2008 .............................                 902               894
   Additional paid-in capital ..................................................             729,939           725,540
   Retained earnings ...........................................................           1,236,305         1,181,454
   Accumulated other comprehensive income (loss) ...............................             (15,580)           29,721
                                                                                       -------------     -------------
   Total Henry Schein, Inc. stockholders' equity ...............................           1,951,566         1,937,609
   Noncontrolling interest .....................................................              70,494            67,780
                                                                                       -------------     -------------
            Total stockholders' equity .........................................           2,022,060         2,005,389
                                                                                       -------------     -------------
            Total liabilities and stockholders' equity .........................       $   3,432,544     $   3,599,210
                                                                                       =============     =============


Note: The above prior period amounts have been restated to reflect the adoption of FASB Staff Position APB 14-1 related to convertible debt and FAS 160 related to the presentation of noncontrolling interests.

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

                                                 HENRY SCHEIN, INC.
                                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                  (in thousands)
                                                   (unaudited)

                                                                                             Three Months Ended
                                                                                       -----------------------------
                                                                                         March 28,       March 29,
                                                                                           2009            2008
                                                                                       -------------   -------------


Cash flows from operating activities:
    Net income attributable to Henry Schein, Inc. ..............................       $      54,851   $      51,440
     Adjustments to reconcile net income attributable to Henry Schein, Inc. to net cash provided by (used in) operating activities:
           Depreciation and amortization .......................................              19,921          19,438
           Amortization of bond discount .......................................               1,464           1,382
           Stock-based compensation expense ....................................               6,067           9,260
           Provision for losses on trade and other accounts receivable .........               1,186           1,137
           Benefit from deferred income taxes ..................................              (5,485)         (3,809)
           Undistributed earnings of affiliates ................................              (1,365)         (1,510)
           Net income attributable to noncontrolling interests .................               4,449           3,250
           Other ...............................................................               1,616            (426)
           Changes in operating assets and liabilities, net of acquisitions:
                 Accounts receivable ...........................................              43,397          16,504
                 Inventories ...................................................             (21,039)        (21,087)
                 Other current assets ..........................................              12,669           2,514
                 Accounts payable and accrued expenses .........................            (144,859)        (64,720)
                                                                                       -------------   -------------
Net cash provided by (used in) operating activities ............................             (27,128)         13,373
                                                                                       -------------   -------------
Cash flows from investing activities:
     Purchases of fixed assets .................................................             (12,866)        (13,743)
     Payments for equity investment and business acquisitions,
        net of cash acquired ...................................................             (13,743)         (8,524)
     Purchases of available-for-sale securities ................................                 --          (35,925)
     Proceeds from sales of available-for-sale securities ......................               2,740             847
     Net proceeds from (payments for) foreign exchange forward
        contract settlements ...................................................                 283          (2,004)
     Other .....................................................................              (4,294)           (768)
                                                                                       -------------   -------------
Net cash used in investing activities ..........................................             (27,880)        (60,117)
                                                                                       -------------   -------------
Cash flows from financing activities:
     Repayments of bank borrowings .............................................              (3,189)         (3,919)
     Principal payments for long-term debt .....................................              (1,712)           (973)
     Proceeds from issuance of stock upon exercise of stock options ............                 377           7,172
     Excess tax benefits related to stock-based compensation ...................                 180           3,429
     Other .....................................................................              (2,090)           (424)
                                                                                       -------------   -------------
Net cash provided by (used in) financing activities ............................              (6,434)          5,285
                                                                                       -------------   -------------
Net change in cash and cash equivalents ........................................             (61,442)        (41,459)
Effect of exchange rate changes on cash and cash equivalents ...................                  28          (3,095)
Cash and cash equivalents, beginning of period .................................             369,570         247,590
                                                                                       -------------   -------------
Cash and cash equivalents, end of period .......................................       $     308,156   $     203,036
                                                                                       =============   =============


Note: The above prior period amounts have been restated to reflect the adoption of FASB Staff Position APB 14-1 related to convertible debt and FAS 160 related to the presentation of noncontrolling interests.

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

Exhibit A


                                                Henry Schein, Inc.
                                                2009 First Quarter
                                             Sales Growth Rate Summary
                                                    (unaudited)


                                               Q1 2009 over Q1 2008
                                               --------------------

                                               Consolidated      Dental         Medical     International    Technology
                                               ------------    -----------    ------------  -------------   ------------

Internal Sales Growth                                0.5%          -3.0%           -2.4%          5.8%            8.8%

Acquisitions                                         5.0%           2.6%            1.2%         10.4%            0.0%
                                               ------------    -----------    ------------  -------------   ------------
     Local Currency Sales Growth                     5.5%          -0.4%           -1.2%         16.2%            8.8%

Foreign Currency Exchange                           -7.7%          -2.0%            0.0%        -19.2%           -4.9%
                                               ------------    -----------    ------------  -------------   ------------
     Total Sales Growth                             -2.2%          -2.4%           -1.2%         -3.0%            3.9%
                                               ============    ===========    ============  =============   ============




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Exhibit B

                                   Henry Schein, Inc.
                                   2009 First Quarter
                             Reconciliation of GAAP results of
                         continuing operations to non-GAAP results
                                 of continuing operations
                           (in thousands, except per share data)
                                       (unaudited)

                                                            First Quarter                %
                                                        2009             2008          Growth
From Continuing Operations
----------------------------------------------------------------------------------------------
Net Sales                                            $1,488,605       $1,521,777        -2.2%
Operating Income                                         90,887           85,275         6.6%
Margin                                                     6.1%             5.6%           50 bp
Income from Continuing Operations attributable
to Henry Schein, Inc.                                $   54,851       $   51,522         6.5%
Diluted EPS from Continuing Operations
attributable to Henry Schein, Inc.                         0.61             0.56         8.9%
Net Income attributable to Henry Schein, Inc.            54,851           51,440         6.6%
Diluted EPS                                                0.61             0.56         8.9%
----------------------------------------------------------------------------------------------


Add: Non-GAAP Adjustments
Net Sales                                                   --               --
Operating Income                                     $    4,043              --
Income from Continuing Operations attributable
to Henry Schein, Inc.                                     2,784              --
Diluted EPS from Continuing Operations
attributable to Henry Schein, Inc.                         0.03              --
Net Income attributable to Henry Schein, Inc.             2,784              --
Diluted EPS                                                0.03              --


Adjusted Results from Continuing Operations
----------------------------------------------------------------------------------------------
Net Sales                                            $1,488,605       $1,521,777        -2.2%
Operating Income                                         94,930           85,275        11.3%
Margin                                                     6.4%             5.6%           77 bp
Income from Continuing Operations attributable
to Henry Schein, Inc.                                $   57,635       $   51,522        11.9%
Diluted EPS from Continuing Operations
attributable to Henry Schein, Inc.                         0.64             0.56        14.3%
Net Income attributable to Henry Schein, Inc.            57,635           51,440        12.0%
Diluted EPS                                                0.64             0.56        14.3%
----------------------------------------------------------------------------------------------


Note:

Above reflects adjusted results from continuing operations excluding restructuring costs of $4,043 ($2,784 after tax and $.03 per diluted share) recorded in the first quarter of 2009. This non-GAAP comparison is being presented in order to provide a more comparable basis for analysis.



CONTACTS: Investors: Steven Paladino
          Executive Vice President and Chief Financial Officer steven.paladino@henryschein.com
          (631) 843-5500

          Media: Susan Vassallo
          Vice President, Corporate Communications susan.vassallo@henryschein.com
          (631) 843-5562

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